For Immediate Release:Exhibit 99.1

October 7, 2019

Media Contact: Martha MacPherson Director, Marketing martha.macpherson@broadstone.com 585.413.5524

Broadstone Net Lease, Inc. Announces Record Year-to-Date Activity

Approximately $1.1 Billion of Acquisitions and Dispositions Activity

Approximately $307.9 Million of Equity Investment

ROCHESTER, N.Y. -- Broadstone Net Lease, Inc. (“BNL,” “we,” “our,” or “us”) has announced record acquisition, disposition, and equity raise activity during 2019. Through September 30, 2019, BNL has:

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closed 16 real estate acquisitions totaling approximately $994 million, excluding capitalized acquisition expenses, adding 66 new properties at a weighted average initial cash capitalization rate of approximately 6.6% and with a weighted average remaining lease term of approximately 12 years at the time of acquisition;

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sold 25 properties at a weighted average capitalization rate of approximately 7%, realizing approximately $94.8 million in gross proceeds, as part of our continuing efforts to actively manage our leverage profile and overall liquidity position, consistent with our growth priorities and commitment to maintaining our investment grade credit rating; and

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raised approximately $307.9 million in new equity investments, including approximately $157 million during the third quarter, through a combination of new and additional cash investments as well as reinvestments through the company’s distribution reinvestment plan.

At September 30, 2019, BNL owns 662 properties in 42 states and British Columbia, Canada, with a total investment in rental property of approximately $4.4 billion. The company’s year-to-date acquisition and disposition volume each represent record totals for BNL in a calendar year, with our equity raise activity on track to set its own record by year-end. In addition, 2019 also includes the largest transaction in BNL’s history – the transformative acquisition of a portfolio of 23 industrial and office/flex assets for an aggregate purchase price of approximately $735.7 million during the third quarter.

“2019 has become a record-setting year in Broadstone Net Lease’s history as we have continued to grow our nationwide portfolio of freestanding, single-tenant, net-leased commercial properties,” said Chris Czarnecki, BNL’s Chief Executive Officer. “We are very excited about the high-quality nature of our acquisitions, while also continuing our efforts to actively manage our leverage profile and overall liquidity position, and the continued support we have received from our investors, as evidenced by the record pace of our equity raise activity so far this year. We look forward to announcing our complete third quarter and year-to-date 2019 activity in our upcoming earnings release and discussing on our conference call scheduled for November 11th.”

Earnings Release and Conference Call Information

BNL also announced it will release its financial results for the third quarter on Monday, November 11, 2019, and will hold a conference call on that day at 10:00 a.m. ET to discuss the financial results and provide a company update. The conference call will be hosted by Chris Czarnecki, Chief Executive Officer, and Ryan Albano, Chief Financial Officer. To access the live webcast, please visit: https://services.choruscall.com/links/bnl191111.html. If you prefer to listen via phone, please dial: 1-888-349-0109 and request to join the Broadstone Net Lease, Inc. call.

About Broadstone Net Lease

BNL invests in freestanding, single-tenant, net-leased commercial properties located throughout the United States, primarily via sale and leaseback, lease assumption, and UPREIT transactions. UPREIT transactions (where “UPREIT” means “umbrella partnership real estate investment trust”) provide a tax deferred exit strategy for owners of real estate who might otherwise recognize a significant taxable gain in a cash sale of a highly appreciated property with a low tax cost basis.

There are currently more than 3,350 stockholders in BNL, which is externally managed by Broadstone Real Estate, LLC. BNL remains open for new investment by accredited investors on a monthly basis, with a minimum direct investment of $500,000. Shares are offered directly by BNL via private placement. For additional information about BNL, please visit its corporate website at http://investors.bnl.broadstone.com/.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “would be,” “believe,” “continue,” or other similar words. Forward-looking statements involve known and unknown risks, which may cause our actual future results to differ materially from expected results, including risks related to general economic conditions, local real estate conditions, tenant financial health, property acquisitions and the timing of these acquisitions, and the availability of capital to finance planned growth, among others, as described in our filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of our current operating plans and estimates as of the dates indicated. Actual operating results may differ materially from what is expressed or forecast in this press release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.